                                    AGREEMENT

   THIS AGREEMENT is entered into this 6th day of September, 1995 by and between RYAN-MURPHY INCORPORATED, a Colorado corporation (the "Company"), and BRUCE T. HISSOM, a natural person (the "BTH").

   WHEREAS, the Company wishes to obtain investment and certain specific services from BTH, and

   WHEREAS, BTH is ready, willing, and able to provide said investment and services; and

   WHEREAS, the parties hereto wish to memorialize their relationship in this Agreement;

   NOW THEREFORE, in consideration of the mutual promises and agreements between the parties, and other good valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

   1. The Company will reverse-split its common shares on the basis of one share for every thirty currently outstanding. After said reverse split, there will be no more than 590,591 common shares issued and outstanding, plus no more than 100,000 shares reversed for the exercise of options. All references to common shares herein are on a post reverse split basis and are based upon a one-for-thirty reverse split. The warrants currently outstanding will be allowed to expire at their next expiration date.

   2. As of the date of this Agreement, BTH hereby tenders to the Company a total of 25,500 shares which represents a 51% interest in AMBIENTE AMERICAS C.A. These assets represent not less than $900,000 in predecessor cost. In addition, it is anticipated that an equity contribution of $250,000 bridge financing to satisfy necessary working capital will be made by BTH or his affiliates on or before the successful completion of the quasi reorganization of the Company, which is expected to be approximately December 15, 1995. In exchange for these assets and cash, BTH, or his affiliates will receive newly issued shares either pre-split or post-split, such that he or his affiliates will have an aggregate of 80%; provided however, that the percentage of shares to be issued is to be reduced to the extent that the $250,000 in bridge financing is provided by entities not affiliated with BTH. The total post-split issued common shares of the Company, to be issued to BTH or his affiliates, if all shares are issued hereunder, would be 2,362,364 shares. After this transaction, there will be approximately 2,952,955 common shares issued and outstanding. A total of 1,731,613 shares will be issued for common shares in AMBIENTE AMERICAS C.A.; a total of 179,540 shares for consulting services and up to 451,211 proportionate cash. A total of 1,181,182 shares of the 2,362,364 shares to be received by BTH or his affiliates will be placed into escrow and 393,727 shares in escrow will be returned to authorized but unissued status each year if the average thirty day bid price of the common shares at June 30, 1996, 1997, and 1998 does not exceed $2.00, $4.00, and $6.00, respectively. It is understood by all parties hereto that such common shares be received by BTH are not registered but the Company will use its best efforts to register as many of the shares as BTH may direct under the Securities Act of 1993, as amended. Pending such registration, BTH agrees that such shares are unregistered and are taken for long-term investment and not with a view toward distribution. BTH will execute the appropriate documentation in connection with these shares.

   3. Within the period provided in paragraph 4. herein and in accordance with the terms of that paragraph, each party to this Agreement, shall indemnify and hold harmless each other party at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgements, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any misrepresentations, breach of covenant or warranty or non-fulfillment o any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a party hereunder. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties on demand, for any reasonable payment made by said parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same.

   4. All representations, warranties and covenants made by any party in the Agreement shall survive for a period of two years from the date hereof. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representations, warranty, agreement, promise or information, written or oral made by the other party or any other person other than as specifically set forth herein.

   5. At any time, and from time to time, after the date of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

   6. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

   7. Neither party has employed and brokers or finders with regard to this Agreement unless otherwise described in writing to all parties hereto.

   8. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of any party hereto.

   9. This Agreement may be executed simultaneously or in two or more counterparts or by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

   10. This Agreement was negotiated and is being contracted for in the State of Colorado, and shall be governed by the laws of the State of Colorado, and the securities being issued herein are being issued and delivered in the State of Colorado.

   11. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

   12. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind of condition or inducements to the execution hereof.

   13. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

   14. In the event that any dispute were to arise in connection with the Agreement or with BTH's share ownership in the Company, all parties agree, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the American Arbitration Association at a place in Colorado to be designated by the Company. The prevailing party in any arbitration or other legal action shall be entitled to collect attorneys fees and other costs from the non-prevailing party.

   IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                          RYAN-MURPHY INCORPORATED



                                          By:  /s/ DENNIS C. MURPHY
                                               --------------------------
                                               Authorized Officer





                                          /s/ BRUCE T. HISSOM
                                          -----------------------------
                                          BRUCE T. HISSOM

                          CLOSING STATEMENT
        FOR HISSOM ACQUISITION OF RYAN-MURPHY, INCORPORATED SHARES
                          DECEMBER 12, 1995

     BACKGROUND

     On September 6, 1995, Ryan-Murphy, Incorporated (the "Company") entered into an Agreement with Bruce T. Hissom whereby the Company agreed to acquire 51% of a private Venezuelan comapny known as Ambiente Americas, C.A. from Mr. Hissom. In exchange, the Company agreed to issue 51,948,390 shares to Mr. Hissom for the Ambiente shares and 5,386,200 shares for consulting services. The Company also agreed to issue 13,536,330 shares for cash.

     On October 13, 1995, a total of 70,870,920 shares were issued in the name of Bruce T. Hissom and placed into escrow with David Wagner & Associates, P.C. pending this Closing. During the period between September 6, 1995 and the date of Closing, the parties have conducted their due diligence. Based upon certain tax considerations and other factors, the Company and Mr. Hissom decided to have a Venezuelan subsidiary of the Company acquire all permits, rights thereto, and associated contract rights (including, but not limited to contract rights with OHM and rights to acquire land and other property) for hazardous waste incineration in Venezuela which Mr. Hissom and Ambiente Americas, C.A. currently possess or have the right to possess by way of contracting right, or expectancy, or otherwise. Mr. Hissom has attested to the Company that the value of the assets to be acquired by the Company have a value of at least $900,000. Both parties agree that these terms meet the spirit and intent of the September 6, 1995 Agreement.

     ACTIONS AT CLOSING

     As of this Closing, a total of 13,536,330 shares are to be disbursed to an escrow account with Corporate Stock Transfer, Inc. pursuant to an Escrow Agreement dated October 5, 1995. Further, a total of 57,334,590 shares are to be disbursed to an escrow account with David Wagner & Associates, P.C., who is hereby directed to immediately disburse 35,435,460 shares to Corporate Stock Transfer, Inc. under an Escrow Agreement dated October 5, 1995, to disburse 20,752,438 shares to Mr. Hissom directly, and to disburse 573,346 shares each to Messrs. Ryan and Murphy who have agreed to hold said shares and will not take title for six months after the date of the disbursement.

     With the signing of this Statement, the parties have simultaneously executed and exchanged all relevant documents required to be exchanged at the Closing.

     Executed and approved by the parties on December 12, 1995.

RYAN-MURPHY, INCORPORATED


By /s/ Dennis C. Murphy                  /s/ BRUCE T. HISSOM
   --------------------------            ----------------------------
    Authorized Officer                   BRUCE T. HISSOM

                                  ASSIGNMENT

     THIS ASSIGNMENT is executed this 12th day of December, 1995 by Bruce T. Hissom (Hissom) for the benefit of Ryan-Murphy, Incorporated (the Company), its successors, assigns, subsidiaries, and beneficiaries.

     WHEREAS, Hissom possesses certain property and rights; and

     WHEREAS, Hissom wishes to transfer said property and rights

     NOW THEREFORE, based upon good and valuable consideration, the receipt of which is hereby acknowledged, Hissom hereby assigns to the Company all permits, rights thereto, and associated contract rights (including, but not limited to contract rights with OHM and rights to acquire land and other property) for hazardous waste incineration in Venezuela which Hissom and Ambiente Americas, C.A. currently possess or have the right to possess by way of contract right, or expectancy, or otherwise.

     FURTHER, Hissom agrees to use his best efforts to sign whatever further documentation may be necessary to perfect the title or ownership of the property and rights transferred hereby.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the day and date above given.

                                       /s/ BRUCE T. HISSOM
                                       ____________________________________
                                           BRUCE T. HISSOM


STATE OF COLORADO     )
                      ) ss.
COUNTY OF ADAMS       )


     On this 12th day of December, 1995, Bruce T. Hissom personally appeared before me and being by me first duly sworn, declared that he is the person who signed the foregoing document and that the statements therein contained are true to the best of his knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 12th day of December, 1995.

(NOTARY SEAL)                          By: /s/ Laura L. Styles
                                           ________________________________

                                           Notary Public

My commission expires:
   December 2, 1997

                                  ASSIGNMENT

     THIS ASSIGNMENT is executed this 12th day of December, 1995 by Ambiente Americas, C.A. (Ambiente) for the benefit of Ryan-Murphy, Incorporated (the Company), its successors, assigns, subsidiaries, and beneficiaries.

     WHEREAS, Ambiente possesses a permit for incineration and associated rights; and

     WHEREAS, Ambiente wishes to transfer said permit and rights

     NOW THEREFORE, based upon good and valuable consideration, the receipt of which is hereby acknowledged, Ambiente hereby assigns to the Company its permit, rights thereto, and associated contract rights (including, but not limited to contract rights with OHM and rights to acquire land and other land and other property) for hazardous waste incineration in Venezuela which Ambiente currently possesses or has the right to possess by way of contract right, or expectancy, or otherwise.

     FURTHER, Ambiente agrees to use its best efforts to sign whatever further documentation may be necessary to perfect the title or ownership of the property and rights transferred hereby.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the day and date above given.

                                       AMBIENTE AMERICAS, C.A.

                                       /s/
                                       ____________________________________
                                       Authorized Officer


STATE OF COLORADO     )
                      ) ss.
COUNTY OF ADAMS       )


     On this 12th day of December, 1995, Bruce T. Hissom personally appeared before me and being by me first duly sworn, declared that he an officer of Ambiente Americas, C.A. and is duly authorized to sign the foregoing document and that the statements therein contained are true to the best of his knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 12th day of December, 1995.

(NOTARY SEAL)                          By: /s/ Laura L. Styles
                                           ________________________________

                                           Notary Public

My commission expires:
   December 2, 1997

                                  ASSIGNMENT

     THIS ASSIGNMENT is executed this 21st day of December, 1995 by Interholding, C.A. (Interholding) for the benefit of RMI Americas, C.A. (the Company), its successors, assigns, subsidiaries, and beneficiaries.

     WHEREAS, Interholding has title to certain real property located in Venezuela (the Property); and

     WHEREAS, Interholding wishes to transfer said hereby.

     NOW THEREFORE, based upon good and valuable consideration, the receipt of which is hereby acknowledged, Interholding hereby assigns to the Company the Property, which is described as follows:

   A warehouse and office facility of approximately 100,000 square feet located in the Free Trade Zone of Paraguana, Maseta de Guarano, parcel #5-2, Falcon State; country of Venezuela.

     FURTHER, Interholding agrees to use its best efforts to sign whatever further documentation may be necessary to perfect the title of the Property transferred hereby.

     IN WITNESS WHEREOF, the undersigned has set his hand as of the day and date above given.

                                       INTERHOLDING, C.A.


                                       ____________________________________
                                                     President


STATE OF COLORADO     )
                      ) ss.
COUNTY OF ADAMS       )


     On this 21st day of December, 1995, Bruce T. Hissom personally appeared before me and being by me first duly sworn, declared that he President of Interholding, C.A. and is duly authorized to sign the foregoing document and that the statements therein contained are true to the best of his knowledge and belief.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 21st day of December, 1995.

(NOTARY SEAL)                          By: /s/ Norman D. Frantz
                                           ________________________________

                                           Notary Public

My commission expires:
   May 3, 1997